Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTORY NOTE

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Cobra UK Limited, a wholly-owned subsidiary of Cobra Electronics Corporation (the “Company”), of Performance Products Limited (“Performance Products”) using the purchase method of accounting. The assumptions and adjustments to reflect the allocation of purchase price as well as the adjustments to consolidate Performance Products are described in the notes accompanying the unaudited pro forma condensed consolidated financial statements. The purchase price allocations are based on the opinion of a valuation firm engaged by the Company of the value of the tangible and intangible assets acquired and are subject to possible changes as the valuations become final. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 is based on the unaudited accounts of the Company and Performance Products as of that date and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 consolidates the audited results of operations of the Company and the unaudited results of Performance Products for the year ended December 31, 2005 as if the acquisition had occurred at the end of business on January 1, 2005. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 consolidates the unaudited results of operations of the Company and of Performance Products for the nine months ended September 30, 2006 as if the acquisition had occurred at the end of business on January 1, 2005.

The unaudited pro forma condensed consolidated financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements of the Company, which can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2006 filed with the Securities and Exchange Commission on March 31, 2006 and November 13, 2006, respectively. Financial statements for Performance Products, for the years ended March 31, 2006 and 2005 are included in this Current Report on Form 8-K/A as Exhibit 99.1.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not intended to represent what the Company’s financial statements are or would have been if the acquisition had occurred on those dates or to project the Company’s financial statements for any future period. The purchase accounting adjustments made in connection with the unaudited pro forma condensed consolidated financial statements are based on a valuation based upon currently available information. Such a valuation is subject to final adjustments. Accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements, and any such differences may be material. Since the Company and Performance Products were not under common control or management for any period presented, the unaudited pro forma condensed consolidated financial results may not be comparable to, or indicative of, future performance. These statements do not reflect any additional costs or cost savings resulting from the acquisition.

COBRA ELECTRONICS CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2006

(in thousands of US Dollars)

	Cobra Electronics Corporation	Performance Products Limited	Pro forma Adjustments	Notes	Pro forma Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$2,485	633	—		3,118
Receivables, net	23,785	2,168	—		25,953
Inventories, primarily finished goods	33,189	3,049	180	f	36,418
Deferred income taxes	6,441	—	—		6,441
Other current assets	6,981	788	(306)	l	7,463

Total current assets	72,881	6,638	(126)		79,393
Property, plant and equipment, at cost:
Buildings and improvements	5,415	—	—		5,415
Tooling and equipment	18,498	1,965	(879)	g,h	19,584

	23,913	1,965	(879)		24,999
Accumulated depreciation	(17,656)	(1,232)	1,232	h	(17,656)
Land	230	—	—		230

Net property, plant and equipment	6,487	733	353		7,573

Other assets:
Cash surrender value of officers’ life insurance policies	3,761	—	—		3,761
Intangible assets	8,141	78	22,542	i,j,o	30,761
Deferred Income taxes	—	37	—		37
Deferred financing fees	—	—	336	d	336
Other assets	481	10	—		491

Total other assets	12,383	125	22,878		35,386
Total assets	91,751	7,496	23,105		122,352

Current liabilities:
Accounts payable	9,182	1,314	—		10,496
Short-term debt	—	2,170	(1,295)	e,l	875
Accrued salaries and commissions	646	—	—		646
Accrued advertising and sales promotion costs	2,002	—	—		2,002
Accrued product warranty costs	1,564	157	—		1,721
Accrued income taxes	945	302	—		1,247
Deferred income	—	1,468	(840)	k	628
Other accrued liabilities	1,521	948	305	n	2,774

Total current liabilities	15,860	6,359	(1,830)		20,389

Non-current liabilities:
Long-term debt	—	—	22,358	a,b,c,d	22,358
Deferred compensation	5,579	—	—		5,579
Deferred income	—	735	(421)	k	314
Deferred income taxes	1,587	—	3,400	n	4,987
Other long term liabilities	374	—	—		374

Total non-current liabilities	7,540	735	25,337		33,612

Total liabilities	23,400	7,094	23,507		54,001

Shareholders’ equity:
Preferred stock, $1 par value, shares authorized - 1,000,000; none issued	—	—	—
Common stock, $.33 1/3 par value, 12,000,000 shares authorized, 7,039,100 issued	2,345	—	—		2,345
Paid-in capital	19,803	47	(47)	m	19,803
Retained earnings	49,774	355	(355)	m	49,774
Accumulated comprehensive loss	(113)	—	—		(113)

	71,809	402	(402)		71,809

Treasury stock, at cost (549,853 shares)	(3,458)	—	—		(3,458)

Total shareholders’ equity	68,351	402	(402)		68,351

Total liabilities and shareholders’ equity	$91,751	7,496	23,105		122,352

COBRA ELECTRONICS CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006

(in thousands of US Dollars)

	Cobra Electronics Corporation	Performance Products Limited	Pro forma Adjustments	Notes	Pro forma Consolidated
Net sales	$100,441	9,867	—		110,308

Cost of sales	84,209	5,165	312	p,r	89,686

Gross profit	16,232	4,702	(312)		20,622

Selling, general and administrative expense	21,555	4,383	449	p,r	26,387
Legal costs reimbursed	—	(227)	—		(227)

Earnings (loss) from operations	(5,323)	546	(761)		(5,538)

Other income	1	—	—		1
Net interest expense	—	(132)	(1,321)	q,s,t	(1,453)

Earnings (loss) before income taxes	(5,322)	414	(2,082)		(6,990)

Tax provision (benefit)	(1,881)	142	(699)	u,v,w,x,y	(2,438)

Net earnings (loss)	$(3,441)	272	(1,383)		(4,552)

COBRA ELECTRONICS CORPORATION

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005

(in thousands of US Dollars)

	Cobra Electronics Corporation	Performance Products Limited	Pro forma Adjustments	Notes	Pro forma Consolidated
Net sales	$133,084	$13,980	—		147,064

Cost of sales	98,949	6,984	416	z,bb	106,349

Gross profit	34,135	6,996	(416)		40,715

Selling, general and administrative expense	30,614	6,241	599	z,bb	37,454
Settlement of Employee Benefit Trust	—	389	—		389

Earnings (loss) from operations	3,521	366	(1,015)		2,872

Other income	10,062	—	—		10,062
Net interest expense	—	(363)	(1,646)	aa,cc,dd	(2,009)

Earnings (loss) before income taxes	13,583	3	(2,661)		10,925

Tax provision (benefit)	1,599	(27)	(488)	ee,ff,gg,hh,ii	1,084

Net earnings (loss)	$11,984	$30	$(2,173)		9,841

COBRA ELECTRONICS CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

On October 20, 2006, Cobra Electronics Corporation, a Delaware corporation (the “Company”), through its wholly-owned subsidiary, Cobra UK Limited, completed its acquisition of all of the issued share capital of Performance Products Limited (“Performance Products”), pursuant the Agreement for the Sale and Purchase of the Shares of Performance Products Limited (the “SPA”) dated October 14, 2006. The purchase price was £11.5 million in cash paid at the closing of the transaction. In addition, additional cash consideration of up to £3.5 million will be payable upon achievement of certain performance targets by Performance Products for the year ended March 31, 2007 and additional cash consideration of up to £5.0 million will be payable upon achievement of certain performance targets by Performance Products for the fourteen month period ended May 31, 2008. Cobra UK will also pay additional cash consideration beyond these amounts if Performance Products exceeds certain performance targets.

The unaudited pro forma condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (US GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information not misleading.

The columns above include historical unaudited financial statements of Performance Products prepared in accordance with US GAAP. The condensed consolidated balance sheet as of September 30, 2006 and condensed consolidated statements of operations for the nine months ended September 30, 2006 and the twelve months ended December 31, 2005 were derived from unaudited financial statements of Performance Products in British pounds. The Performance Products income statement for the nine months ended September 30, 2006 was derived by adding the three months ended March 31, 2006 and the six months ended September 30, 2006. The Performance Products income statement for the twelve months ended December 31, 2005 was derived by subtracting the three months ended March 31, 2006 and adding the three months ended March 31, 2005. The balance sheet was translated from British pounds to U.S. dollars at the foreign exchange rate at September 30, 2006 of $1.87257 per pound. The statements of operations were translated from British pounds to U.S. dollars at the average foreign exchange rates of the periods of the statements—$1.81800 per pound for the nine months ended September 30, 2006 and $1.81770 per pound for the twelve months ended December 31, 2005. No gain or loss on the translation of the British pound-based financial statements has been reflected in the statements of operations or in shareholders’ equity.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 is based on the unaudited historical balance sheet of the Company and the unaudited accounts of Performance Products, prepared in accordance with US GAAP, as of that date and has been prepared to reflect the acquisition as if the acquisition had been consummated on that date. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 consolidates the unaudited results of operations of the Company and of Performance Products, prepared in accordance with US GAAP, as if the acquisition had occurred at the end of business on January 1, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 consolidates the results of operations of the Company and the unaudited results of Performance Products, prepared in accordance with US GAAP, as if the acquisition had occurred at the end of business on January 1, 2005. The pro forma adjustment columns above reflect the adjustments necessary to consolidate Performance Products with the Company in a fashion to provide investors with information about the continuing impact of this acquisition transaction by showing how it might have affected historical financial statements if the transaction had been effected at an earlier time.

2. PURCHASE PRICE ALLOCATION

The unaudited pro forma condensed consolidated financial statements reflect various purchase price allocations. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” the total purchase price was allocated to the tangible and intangible assets of Performance Products based upon their estimated fair values at the acquisition date with the excess purchase price allocated to goodwill. The values below are subject to possible changes as the valuations become final. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition, October 20, 2006. (These figures will differ from those used in the pro-forma financial statements).

Purchase consideration
Cash (£11,500,000 at $1.871 per £ bank settlement rate at October 20, 2006)	$21,516,500
Assumed Debt	36,290
Direct Acquisition costs	1,100,000
Working Capital Adjustment	(593,819)

Total purchase price	22,058,971

Allocation of purchase price:
Cash and cash equivalents	328,516
Accounts receivable	2,411,640
Inventories	2,819,286
Other current assets	441,663
Property and equipment	1,060,857
Intangible assets	19,080,561
Directors receivables	305,323

Total Assets	26,447,846
Current Liabilities:
Accounts Payable	1,583,367
Deferred Income	615,559
Other current liabilities	1,385,975

Total Current Liabilities	3,584,901
Long-term liabilities:
Deferred Income	344,264
Other long-term liabilities	459,710

Total Long-Term Liabilities	803,974

Total purchase price	$22,058,971

The components of the intangible assets listed above as of the acquisition date were estimated as follows:

	Amount	Life
Trade Names and Trademarks	$4,273,364	2-30 years
Enigma Database and Noncompetition Agreements	1,695,126	3-5 years
Customer Relationships	5,837,520	10 years
Goodwill	7,274,551	Indefinite

Total intangible assets	$19,080,561

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill is deemed to have indefinite lives and, accordingly, is not amortized but instead is subject to periodic impairment testing at future periods. Other intangible assets are amortized over their estimated lives, as set out in the table above, using the straight-line method.

The information presented above is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed as of the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the unaudited pro forma condensed consolidated financial statements are based upon currently available information. Such a valuation may be subject to further adjustments, such as, the earn-out and bonus payments, which, if paid, will be additional goodwill. Accordingly, the actual adjustments to be recorded in connection with the final purchase price allocation may differ from the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements, and any such differences may be material.

3. PRO FORMA ADJUSTMENTS

The following adjustments have been reflected in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2006.

a.	To record the payment of the initial cash consideration payable of £11.5 million ($21,516,500). The cash paid to the Sellers is assumed to be financed as separate debt.

b.	To record the receipt of the reduction in initial cash consideration of £317,381 ($593,819) due to the working capital adjustment. This receipt is assumed to be used to repay debt.

c.	To record the payment of estimated transaction costs of $1.1 million, assumed to be financed from debt.

d.	To record deferred debt issuance costs of $336,000, assumed to be financed from debt.

e.	To eliminate debt of £528,347 ($989,367) that was repaid by Performance Products using the proceeds from the transaction.

f.	To record increase of $179,879 to finished goods owned by Performance Products at estimated selling prices, less the sum of costs of disposal and a reasonable profit allowance, based on third-party appraisal. Because this adjustment is directly attributable to the transaction and will not have an ongoing effect (after this inventory is sold), it is not reflected in the unaudited pro forma condensed consolidated financial statements of operations. However, this inventory adjustment (which may be further adjusted as the estimate is refined) will impact cost of sales subsequent to the consummation of the acquisition transaction until this inventory is sold, which is expected to be within one year.

g.	To record increase of $353,694 to estimated fair value for tooling and equipment owned by Performance Products, based on third-party appraisal.

h.	To eliminate pre acquisition accumulated depreciation recorded by Performance Products.

i.	To eliminate book value of intangible assets software development costs capitalized by Performance Products.

j.	To record the fair value of acquired intangible assets.

k.	To record decrease of £448,834 ($840,473) (current) and £224,748 ($420,856) (non-current) to estimated fair value for deferred revenues recorded by Performance Products, based on third-party appraisal. Because this adjustment is directly attributable to the transaction and will not have an ongoing effect (after this revenue is recognized), it is not reflected in the unaudited pro forma condensed consolidated financial statements of operations. However, this adjustment (which may be further adjusted as the estimate is refined) will impact revenues subsequent to the consummation of the acquisition transaction until this revenue is recognized, which is expected to be within 30 months.

l.	To reflect repayment of loans made to former directors of Performance Products, which were required to be repaid under the terms of the Acquisition Agreement.

m.	Elimination of Performance Products stockholders’ equity.

n.	Deferred tax liabilities of $304,865 (current) and $3,400,082 (non-current) for the estimated fair value adjustments on Performance Products inventory, tooling and equipment and intangible assets (excluding goodwill), at the UK rate of 30%.

o.	Residual of purchase cost of acquisition, including goodwill.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006.

p.	To record amortization expense based on the fair value of the intangible assets acquired of $819,509 for the nine months ended September 30, 2006 on the basis of the estimated lives set out in 2. above.

q.	To record financing cost of $50,400 based on the amortization over five years of the deferred debt issuance costs for the nine months ended September 30, 2006.

r.	To record reduction in depreciation expense of £31,474 ($57,219) based on estimated fair value of tangible assets acquired and estimated remaining useful lives.

s.	To record the interest payable of $1,318,603 related to the initial cash consideration payments for the purchase of Performance Products, the working capital adjustment, the transaction costs and the debt issuance costs at an average annual interest rate of 7.85% for the nine months ended September 30, 2006.

t.	To eliminate interest expense of $48,231 on Performance Products’ debt of £528,347 ($989,367) repaid by Performance Products using the proceeds from the transaction, at an average annual interest rate of 6.5% for the nine months ended September 30, 2006.

u.	To record the tax effect of adjustment p. above at the UK marginal tax rate of 30% for the nine months ended September 30, 2006.

v.	To record the tax effect of adjustment q. above at the Company’s effective U.S. tax rate for the nine months ended September 30, 2006 of 35.3%.

w.	To record the tax effect of adjustment r. above at the UK marginal tax rate of 30% for the nine months ended September 30, 2006.

x.	To record the tax effect of adjustment s. above at the Company’s effective U.S. tax rate for the nine months ended September 30, 2006 of 35.3%.

y.	To record the tax effect of adjustment t. above at the UK marginal tax rate of 30% for the nine months ended September 30, 2006.

The following adjustments have been reflected in the unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2005.

z.	To record amortization expense based on the fair value of the intangible assets acquired of $1,092,498 for the year ended December 31, 2005 on the basis of the estimated lives set out in 2. above.

aa.	To record financing cost of $67,200 based on the amortization over five years of the deferred debt issuance costs for the year ended December 31, 2005.

bb.	To record reduction in depreciation expense of £41,965 ($76,280) based on estimated fair value of tangible assets acquired and estimated remaining useful lives.

cc.	To record the interest payable of $1,643,363 related to the initial cash consideration payment for the purchase of Performance Products, the working capital adjustment, the transaction costs and the debt issuance costs at an average annual interest rate of 7.35% for the year ended December 31, 2005.

dd.	To eliminate interest expense of $64,309 on Performance Products’ debt of £528,347 ($989,367) repaid by Performance Products using the proceeds from the transaction, at an average annual interest rate of 6.5% for the year ended December 31, 2005.

ee.	To record the tax effect of adjustment z. above at the UK marginal tax rate of 30% for year ended December 31, 2005.

ff.	To record the tax effect of adjustment aa. above at the Company’s effective U.S. tax rate for the year ended December 31, 2005 of 11.8%.

gg.	To record the tax effect of adjustment bb. above at the UK marginal tax rate of 30% for year ended December 31, 2005.

hh.	To record the tax effect of adjustment cc. above at the Company’s effective U.S. tax rate for the year ended December 31, 2005 of 11.8%.

ii.	To record the tax effect of adjustment dd. above at the UK marginal tax rate of 30% for year ended December 31, 2005.